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                                                                      EXHIBIT 11

                      ABBOTT LABORATORIES AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
           (DOLLARS AND SHARES IN MILLIONS EXCEPT PER SHARE FIGURES)

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                                                                                    YEAR ENDED DECEMBER 31
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                                                                                 1993        1992        1991
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
1.  Net earnings.............................................................  $1,399.1    $1,239.1    $1,088.7
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2.  Average number of shares outstanding during the year.....................     829.0       844.1       854.1
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3.  Earnings per share based upon average outstanding share (1.  DIVIDED BY
  2.)........................................................................    $1.69       $1.47       $1.27
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4.  Fully diluted earnings per share:
  a.  Stock options granted and outstanding for which the market price at
   year-end exceeds the option price.........................................      18.7        20.1        25.9
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  b.  Aggregate proceeds to the Company from the exercise of options in
   4.a.......................................................................    $297.0      $295.1      $354.4
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  c.  Market price of the Company's common stock at year-end.................   $29.63      $30.38      $34.44
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  d.  Shares which could be repurchased under the treasury stock method (4.b.
   + 4.c.)...................................................................      10.0         9.7        10.3
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  e.  Addition to average outstanding shares (4.a. - 4.d.)...................       8.7        10.4        15.6
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  f.  Shares for fully diluted earnings per share calculation (2. + 4.e.)....     837.7       854.5       869.7
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  g.  Fully diluted earnings per share (1. + 4.f.)...........................    $1.67       $1.45       $1.25
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